                         SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                             (Amendment No.  )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           Quality Systems, Inc.
___________________________________________________________________________
             (Name of Registrant as Specified in Its Charter)
___________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11.
   (1) Title of each class of securities to which transaction applies:
   ________________________________________________________________________
   (2) Aggregate number of securities to which transaction applies:
   ________________________________________________________________________
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   ________________________________________________________________________
   (4) Proposed maximum aggregate value of transaction:
   ________________________________________________________________________
   (5) Total fee paid:
   ________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    _______________________________________________________________________
    (2) Form, Schedule or Registration Statement No.:
    _______________________________________________________________________
    (3) Filing Party:
    _______________________________________________________________________
    (4) Date filed:
    _______________________________________________________________________

                                 [logo]
                           Quality Systems, Inc.
                     17822 East 17th Street, Suite 210
                         Tustin, California  92780
                          ________________________


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD SEPTEMBER 9, 1998


To The Shareholders of Quality Systems, Inc.

     The Annual Meeting of Shareholders of Quality Systems, Inc. (the "Company") will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Wednesday, September 9, 1998, at 2:30 P.M. Pacific Time, for the following purposes:

          1. To elect six (6) persons to serve as directors of the Company until the next annual meeting. The nominees for election to the Board of Directors are named in the attached Proxy Statement, which is a part of this Notice.

          2. To approve and adopt the Company's 1998 Stock Option Plan.

          3. To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending March 31, 1999.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on July 15, 1998, are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please sign the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the Annual Meeting. If you return your proxy card, you may nevertheless attend the Annual Meeting and vote your shares in person, if you wish.

                                 By Order of the Board of Directors,

                                       QUALITY SYSTEMS, INC.



                                       /s/ Janet M. Razin
                                       Janet M. Razin
                                       Vice President and
                                       Corporate Secretary



Tustin, California
July 28, 1998

                                 [logo]
                           Quality Systems, Inc.
                     17822 East 17th Street, Suite 210
                         Tustin, California  92780
                          ________________________


                       ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD SEPTEMBER 9, 1998

                           ________________________

                               PROXY STATEMENT

                           ________________________



                           SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Quality Systems, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California on Wednesday, September 9, 1998, at 2:30 P.M. Pacific Time, and at any and all adjournments thereof. All shares represented by each properly executed and unrevoked proxy received in time for the meeting will be voted in the manner specified therein.

     Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by submitting prior to or at the meeting a later dated proxy executed by the person executing the prior proxy, or by attendance at the meeting and voting in person by the person executing the proxy.

     This proxy statement, the accompanying proxy card and the Company's Annual Report are being mailed to the Company's shareholders on or about July 28, 1998. The cost of soliciting proxies will be borne by the Company. The solicitation will be made by mail and expenses will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communications with some shareholders. All such further solicitations will be made by the Company's regular employees who will not receive additional compensation for the solicitation.


                   OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the 6,243,066 shares of the Company's Common Stock outstanding at the close of business on July 15, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A majority of the shares, represented in person or by proxy, will constitute a quorum for the transaction of business. All proxies delivered to the Company will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those delivered by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters. The six nominees for director receiving the highest number of affirmative votes will be elected; votes withheld and votes against a nominee have no legal effect. In matters other than election of directors, the affirmative votes of a majority of the shares represented and voting at a meeting at which a quorum is present is required for approval; in such matters, abstentions and broker non-votes are not counted. Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record on the record date, except that all shareholders have cumulative voting rights and in the event any shareholder gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate his or her votes in the election of directors, then all shareholders entitled to vote at the Annual Meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate whose name has been properly placed in nomination prior to the voting a number of votes equal to the number of directors to be elected multiplied by the number of shares such shareholder would otherwise be entitled to vote, or to distribute such votes on the same principle among as many nominees (up to the number of persons to be elected) as the shareholder may wish. The proxy being solicited by the Board of Directors confers discretionary authority to cumulate votes.


      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of July 15, 1998 by
(i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers (as hereinafter defined), and (iv) all directors and executive officers of the Company as a group:

                               Number of Shares     Percent of
                               of Common Stock     Common Stock
                                Beneficially       Beneficially
Name of Beneficial Owner(1)        Owned(2)           Owned(2)
------------------------       ----------------    ------------
Janet Razin and
  Sheldon Razin(3)                 1,520,220             24.35%
Ahmed Hussein(4)                   1,147,400             18.38%
Lawndale Capital
  Management, LLC(5)                 408,400              6.54%
Dimensional Fund
  Advisors Inc.(6)                   330,200              5.29%
Patrick Cline                        113,325              1.82%
John Bowers, M.D.                     51,230               (8)
Greg Flynn                            29,805(7)            (8)
Donn Neufeld                          26,775(7)            (8)
William Bowers                        11,200               (8)
Robert McGraw                          5,412(7)            (8)
Gordon Setran                          4,500               (8)

All directors and officers as
a group (12 persons, including
those named above)                 1,855,108(7)          29.53%

----------------
(1) Unless otherwise indicated, the address of each of these persons is c/o Quality Systems, Inc., 17822 East 17th Street, Suite 210, Tustin, California 92780. Unless otherwise indicated, to the Company's knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Applicable percentage ownership is based on 6,243,066 shares of Common Stock outstanding as of July 15, 1998. Any securities not outstanding but subject to options exercisable as of July 15, 1998 or exercisable within 60 days after such date are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person holding such options but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

(3) Janet Razin and Sheldon Razin, each of whom is an officer and director of the Company, are married to each other and own their shares as community property.

(4) As reflected in the Schedule 13D/A dated May 13, 1997. The address for Mr. Hussein is 30 Rockefeller Center, Suite 1936, New York, New York 10112.

(5) As reflected in the Schedule 13 D/A dated June 8, 1998. The Schedule 13D/A concerns beneficial ownership interests of Lawndale Capital Management, LLC ("LCM"), Diamond A Partners, L.P. ("DAP"), Diamond A Investors, L.P. ("DAI") and Andrew E. Shapiro ("Shapiro"). LCM is the investment adviser to and general partner of DAP and DAI, which are investment limited partnerships. Shapiro is the sole manager of LCM. The Schedule 13D/A states that LCM, DAP, DAI and Shapiro have beneficial ownership of 408,400 shares, 347,500 shares, 60,900 shares and 408,400 shares, respectively. The address for LCM, DAP, DAI and Shapiro is One Sansome Street, Suite 3900, San Francisco,
     California 94104.

(6)  As reflected in the Schedule 13G dated February 10, 1998.  The
     Schedule 13G states that Dimensional Fund Advisors Inc. has sole voting power for 203,500 shares and that persons who are officers of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940 and that in their capacities as officers of the Fund and the Trust, these persons vote 45,500 additional shares which are owned by the Fund and 81,200 shares which are owned by the Trust. The Schedule also states that all securities reported thereon are owned by advisory clients of Dimensional Fund Advisors Inc. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such securities. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7) Includes shares of Common Stock subject to stock options which were exercisable as of July 15, 1998 or exercisable within 60 days after July 15, 1998, and are, respectively, as follows: Mr. Flynn, 3,775 shares; Mr. Neufeld, 26,775 shares; Mr. McGraw, 4,412 shares; and all directors and officers as a group, 38,737 shares.

(8)  Less than one percent.

                           ELECTION OF DIRECTORS

                             (Proposal No. 1)

     Directors are elected at each Annual Meeting of Shareholders and hold office until their respective successors are duly elected and qualified. The full Board consists of six directors. Certain information with respect to the six nominees for election as directors is set forth below. All of the nominees are now serving as directors and were elected to their present terms of office by the shareholders. Although it is anticipated that each nominee will be available to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company's Board of Directors.

     Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of the nominees presented below. However, discretionary authority to cumulate votes represented by proxies and to cast such votes for any or all of the nominees named below is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies in accordance with their best judgment for individual nominees in order to assure the election of as many of the nominees to the Board of Directors as possible.

     In the election of directors, assuming a quorum is present, the six nominees receiving the highest number of votes cast at the meeting will be elected directors. As a result, proxies voted to "Withhold Authority" and broker non-votes will have no practical effect upon the election of directors, although proxies specifying "Withhold Authority" will be counted for purposes of determining whether a quorum is present, as would proxies delivered by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

                                                            First Year
                                                              Became
Nominee's Name      Age       Principal Occupation           Director
------------------- --- ----------------------------------- ---------
Sheldon Razin       60  Chairman of the Board of Directors    1974
                          and President and Chief Executive
                          Officer of the Company

John Bowers, M.D.   60  Founder of Heart Institute of Nevada  1987

William Bowers      69  Retired                               1989

Patrick Cline       37  Executive Vice President of the       1996
                          Company and President and Chief
                          Operating Officer of Clinitec
                          International, Inc., a wholly-
                          owned subsidiary of the Company


Janet Razin         58  Vice President and Corporate          1974
                          Secretary of the Company

Gordon Setran       76  Retired                               1982

     Sheldon Razin is the founder of the Company and has served as its Chairman of the Board of Directors and Chief Executive Officer since the Company's inception. He also has served as the Company's President since its inception except for the period from August 1990 to August 1991. Additionally, Mr. Razin served as Treasurer from the Company's inception until October 1982. Prior to founding the Company, he held various technical and managerial positions with Rockwell International Corporation and was a founder of the Company's predecessor, Quality Systems, a sole proprietorship engaged in the development of software for commercial and space applications and in management consulting work. Mr. Razin holds a B.S. degree in Mathematics from the Massachusetts Institute of Technology. Mr. Razin is the husband of Janet Razin.

     John Bowers, M.D., has served as a Director since June 1987, and is the founder of the Heart Institute of Nevada ("Heart Institute"), a major freestanding cardiac catheterization and diagnostic center, and served as the Heart Institute's Chief Executive Officer from 1975 until July 1997. In 1970, Dr. Bowers moved to Las Vegas, Nevada to associate with Dr. P.R. Akre, who organized the first catheterization laboratory in Nevada. He subsequently became Director of Cardiology at Sunrise Hospital and Valley Hospital. On June 1, 1975, he founded Cardiology Associates of Nevada, John A. Bowers, M.D., FACC, a professional corporation, and the forerunner of the Heart Institute. Prior to 1970, Dr. Bowers practiced cardiology in Santa Paula, California, after serving in the U.S. Air Force. Dr. Bowers graduated from Indiana University School of Medicine.

     William Bowers has served as a Director since June 1989. He was co-founder and Chairman of MSI Data Corporation, a leading manufacturer of "on-the-move" hand-held data collection systems, headquartered in Costa Mesa, California. Founded in 1967, MSI was a public company until it was acquired by Symbol Technologies, Inc. in 1988. Mr. Bowers has two Bachelors degrees, one in Advertising from the University of Southern California and another in Electrical Engineering from the University of California, Los Angeles.

     Patrick Cline has served as a Director and Executive Vice President since May 1996. Mr. Cline is a co-founder of Clinitec International, Inc. ("Clinitec") and has served as its President since its inception in January 1994 and as its Chief Operating Officer since May 1996 when it was acquired by the Company. Mr. Cline served as Clinitec's Chairman of the Board of Directors and Chief Executive Officer from January 1994 until May 1996. Prior to co-founding Clinitec, Mr. Cline served, from July 1987 to January 1994, as Vice President of Sales and Marketing with Script Systems, Inc., a subsidiary of InfoMed, a healthcare information systems company. From January 1994 to May 1994, after the founding of Clinitec, Mr. Cline continued to serve, on a part-time basis, as Script Systems' Vice President of Sales and Marketing. Mr. Cline has held senior positions in the healthcare information systems industry since 1981.

     Janet Razin has served as a Director, Vice President and Corporate Secretary of the Company since its inception and served as the Company's Controller until November 1981. She served as Vice President Chief Financial Officer from October 1982 until October 1984. Prior to joining the Company, she was a computer programmer for Rockwell International Corporation. Mrs. Razin holds a B.A. degree in Mathematics from Northeastern University. Mrs. Razin is the wife of Sheldon Razin.

     Gordon Setran has served as a Director since November 1982, and was a Vice President of California Federal Savings & Loan Association from 1975 until his retirement in December 1985. Mr. Setran was a co-founder, President and Director of First Federal Savings & Loan Association of Corona which was acquired by California Federal Savings & Loan Association in 1975.


             BOARD OF DIRECTORS MEETINGS AND RELATED MATTERS

     During the fiscal year ended March 31, 1998, the Board of Directors held six meetings and there were no actions by unanimous written consent. No director, except George Bristol, attended less than 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of the Board of Directors on which the directors served that were held during the fiscal year.

     The Board of Directors has an Audit Committee consisting of Messrs. Setran and William Bowers and Dr. John Bowers, all of whom are non-employee directors of the Company. The duties of the Audit Committee include meeting with the independent public accountants of the Company to review the scope of the annual audit and to review the quarterly and annual financial statements of the Company before the statements are released to the Company's shareholders. The Audit Committee also evaluates the independent public accountants' performance and makes recommendations to the Board of Directors as to whether the independent public accounting firm should be retained by the Company for the ensuing fiscal year. In addition, the Audit Committee reviews the Company's internal accounting and financial controls and reporting systems practices. During the fiscal year ended March 31, 1998, the Audit Committee held four meetings.

     There are currently no other standing committees of the Board of Directors.

     Directors of the Company who are also employees of the Company are not compensated for their services as directors or committee members.
Directors of the Company who are not also employees receive a fee of $2,500 per year for serving on the Board of Directors. Directors who serve on a committee of the Board of Directors receive an additional annual fee of $1,000 and a fee of $250 for each committee meeting attended, together with reasonable expenses of attendance at committee meetings.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a compensation committee and the related functions carried out by such a committee are performed by the entire Board of Directors. No director or executive officer of the Company serves as an officer, director or member of a compensation committee of any other entity for which an executive officer or director thereof is also a member of the Company's Board of Directors.


                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the three fiscal years ended March 31, 1998, 1997 and 1996, respectively, by the Chief Executive Officer and the four other highest paid executive officers of the Company serving as such at the end of the 1998 fiscal year whose aggregate total annual salary and bonus for such year exceeded $100,000 (the "Named Executive Officers").

                          Summary Compensation Table


                                              Long-Term
                                             Compensation
                                             -------------
                        Annual Compensation     Awards
                       --------------------- -------------
                                               Securities
                                               Underlying        All
Name and                                        Options/        Other
Principal                                         SARs       Compensation
Position          Year Salary($)  Bonus($)        (#)           ($)(1)
----------------- ---- ---------  --------   -----------     ------------
Sheldon Razin     1998  225,000        --           --          3,073
Chief Executive   1997  225,000        --           --          3,073
Officer and       1996  225,000        --           --          3,014
President

Patrick Cline(2)  1998  197,703        --           --          1,977
Executive         1997  145,576        --           --          1,456
Vice President    1996       --        --           --             --

Greg Flynn        1998  146,693        --        5,100(4)       1,651
Vice President    1997  130,000    38,333       30,000(4)       1,834
Sales & Marketing 1996  111,667    20,000           --          1,457

Robert McGraw(3)  1998  125,000    18,750        7,650(4)         151
Vice President    1997  125,000    18,750       40,000(4)         151
Chief Financial   1996   15,106        --           --             --
Officer

Donn Neufeld      1998  132,502        --        5,100(4)       1,551
Vice President    1997  119,583        --       30,000(4)       1,347
Software &        1996  105,000        --           --          1,190
Operations

(1) This column reflects amounts attributable to Company contributions to the Company's Deferred Compensation Plan (in the case of Mr. Cline, Clinitec's Retirement Plan with 401(k) features)and income attributable to the provision of additional life insurance for the named individuals. For fiscal year ended March 31, 1998 such amounts were, respectively, as follows: Mr. Razin, $2,250 and $823; Mr. Cline, $1,977 and none; Mr. Flynn, $1,500 and $151;
    Mr. McGraw, none and $151; and Mr. Neufeld, $1,400 and $151.

(2) Mr. Cline's employment with the Company commenced in May 1996.

(3) Mr. McGraw's employment with the Company commenced in February 1996.

(4) Certain options granted to the following individuals on June 12, 1996 with an exercise price of $27.50 per share were exchanged for new options granted on August 11, 1997 with an exercise price of $7.01 per share: Mr. Flynn exchanged options representing 20,000 shares for new options representing 5,100 shares; Mr. McGraw exchanged options representing 30,000 shares for new options representing 7,650 shares; and, Mr. Neufeld exchanged options representing 20,000 shares for new options representing 5,100 shares.

                  Option /SAR Grants in Last Fiscal Year

     The following table provides information concerning the grant of stock options to the Named Executive Officers during fiscal 1998.

                           Individual Grants
---------------------------------------------------------------------------

                                                            Potential
                                                            Realized Value
                           % of                             at Assumed
               Number of   Total                            Annual Rates
               Securities  Options/                         of Stock Price
               Underlying  SARs                             Appreciation
               Options/    Granted to  Exercise             for Option
               SARs        Employees   or Base              Term(2)
               Granted     in Fiscal   Price    Expiration  ---------------
Name           (#)(1)      Year        ($/Sh)   Date        5%($)    10%($)
-------------  ----------  ----------  -------- ----------  ------- -------
Sheldon Razin       --          --         --       --           --      --

Patrick Cline       --          --         --       --           --      --

Greg Flynn       5,100        3.09       7.01    08/11/02     5,731  16,598

Robert McGraw    7,650        4.64       7.01    08/11/02     8,597  24,897

Donn Neufeld     5,100        3.09       7.01    08/11/02     5,731  16,598

(1) Stock options vest in four equal annual installments commencing one year from the date of each respective grant and expire five years from the date of each respective grant.

(2) The compounding assumes a five-year period for all option grants. Pursuant to applicable regulations, these amounts represent certain assumed rates of appreciation only. Actual gain, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

               Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Values

     The following table provides information on option exercises in fiscal 1998 by the Named Executive Officers and unexercised options held by them at the close of such fiscal year. No Named Executive Officer exercised any stock appreciation rights during fiscal 1998 or held any stock appreciation rights at the end of such fiscal year.

                                                  Number of Unexercised
                                                   Options (Number of
                                                         Shares)
                                                   at March 31, 1998(#)
               Shares Acquired      Value      ---------------------------
Name           on Exercise(#)    Realized($)   Exercisable   Unexercisable
-------------  ---------------   -----------   -----------   -------------
Sheldon Razin          --               --            --            --

Patrick Cline          --               --            --            --

Greg Flynn         24,000          121,250         2,500        12,600

Robert McGraw          --               --         2,500        15,150

Donn Neufeld           --               --        25,500        12,600

                  Value of Unexercised
                  In-the-Money Options
                  at March 31, 1998($)(1)
               ---------------------------
Name           Exercisable   Unexercisable
-------------  -----------   -------------
Sheldon Razin         --            --

Patrick Cline         --            --

Greg Flynn         1,719         7,324

Robert McGraw      1,719         8,408

Donn Neufeld     138,281         7,324

  (1) Calculated on the basis of $7.44, the closing sale price of the Company's Common Stock on March 31, 1998, minus the exercise price of the option, multiplied by the number of shares subject to the option.


                    TEN-YEAR OPTION REPRICINGS TABLE

     On August 11, 1997, in order to provide a more meaningful incentive to the Company's employees, the Board of Directors authorized an offer to all employees of the Company holding stock options with exercise prices of at least $11.50 to exchange those options for new options with an exercise price of $7.01 which represented 110% of the last traded price of the Company's Common Stock on August 11, 1997. The number of shares underlying the new options were proportionately reduced from the number of shares underlying the options to be exchanged by a factor the numerator of which is the new exercise price and the denominator of which is the exercise price of the option being exchanged. The offer was made to fifteen employees with options aggregating 126,000 shares and was accepted by fourteen employees who received new options aggregating 34,081 shares which were exchanged for their previously outstanding options aggregating 125,000 shares. All previously outstanding options which were exchanged were immediately canceled. The following table provides certain information regarding the exchange of options held by any person who served as an officer of the Company during the last 10 completed fiscal years.

                                           Number of      Market
                              Date          Shares        Price
                           Replacement    Underlying     of Stock
                             Options      Replacement   at Time of
Name/Position              were Granted     Options     Replacement
-----------------------    ------------   -----------   -----------
Greg Flynn                   08/11/97        5,100         6.38
Vice President
Sales & Marketing

Robert McGraw                08/11/97        7,650         6.38
Vice President
Chief Financial Officer

Donn Neufeld                 08/11/97        5,100         6.38
Vice President
Software & Operations

David Razin                  08/11/97        5,100         6.38
Vice President
Business Development

                                                    Length of
                                                     Original
                                                    Option Term
                           Exercise     Exercise    Remaining
                           Price of     Price of    at Date of
                           Replaced   Replacement   Replacement
Name/Position               Option       Option       (Months)
-----------------------    --------   -----------   -----------
Greg Flynn                   27.50        7.01           46
Vice President
Sales & Marketing

Robert McGraw                27.50        7.01           46
Vice President
Chief Financial Officer

Donn Neufeld                 27.50        7.01           46
Vice President
Software & Operations

David Razin                  27.50        7.01           46
Vice President
Business Development

          Employment Contracts and Change in Control Arrangements

     In connection with the May 1996 purchase of Clinitec, the Company entered into an employment agreement with Mr. Cline, a co-founder, President and the then Chairman of the Board of Clinitec. Under this employment agreement, Mr. Cline became Executive Vice President of the Company and the President and Chief Operating Officer of the Company's wholly-owned subsidiary which was newly formed to conduct the Clinitec business. The employment agreement commenced on May 17, 1996 and has a three-year term. Mr. Cline receives a base annual salary of $153,000 over the agreement term with additional annual salary based upon Clinitec's annual revenues and an annual bonus based upon Clinitec's operating income in excess of certain minimum specified levels. The maximum total salary and bonus that Mr. Cline may earn for the fiscal year ending March 31, 1999 is $302,000.

     Other than the above described arrangements with Mr. Cline, the Company does not have any employment contracts in effect with the Chief Executive Officer or any of the other Named Executive Officers.

     The Board of Directors, as the administrator of the Company's 1989 Stock Option Plan and 1998 Stock Option Plan, has the discretion to accelerate any outstanding options held by the Named Executive Officers in the event of an acquisition of the Company by a merger or asset sale in which the outstanding options under each such plan are not to be assumed by the successor corporation or substituted with options to purchase shares of such corporation.


        REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

                        Compensation Philosophy

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

     The Company pays competitively. The Company is committed to providing a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other leading companies and sets its pay parameters based on this review.

     The Company pays for relative sustained performance. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered.

     The Company strives for fairness in the administration of pay and to achieve a balance of the compensation paid to a particular individual with the compensation paid to other executives both inside the Company and at comparable companies.

     The Company believes that employees should understand the performance evaluation and pay administration process. The process of assessing performance is as follows--

          1. At the beginning of the performance cycle, the evaluating manager sets objectives and key goals.

          2. The evaluating manager gives the employee ongoing feedback on performance.

          3. At the end of the performance cycle, the manager evaluates the accomplishment of objectives/key goals.

          4. The manager compares the results to the results of peers within the Company.

          5. The evaluating manager communicates the comparative results to the employee.

          6. The comparative result affects decisions on salary and, if applicable, bonus and, if applicable, stock options.

                          Compensation Vehicles

     The Company has had a long and successful history of using a simple total compensation program that consists of cash- and equity-based compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The vehicles are:

     Salary

     The Company sets base salary for employees other than the Chief Executive Officer ("CEO") by reviewing the base salary for competitive positions in the market. Because of the CEO's ownership of a substantial portion of the Company's outstanding Common Stock, it has not been necessary to offer regular salary increases or incentives to the CEO, and consequently his salary has been adjusted only infrequently and incrementally.

     Stock Option Program

     The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The Company grants stock options annually to a broad-based population. All stock option grants are made by the Board of Directors. Stock options generally are granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant and vest in equal annual installments over a four-year period.


                           BOARD OF DIRECTORS

              Sheldon Razin, Chairman         Patrick Cline
              John Bowers, M.D.               Janet Razin
              William Bowers                  Gordon Setran


         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the directors and officers of the Company and any person who owns more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC") and the Nasdaq National Market. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file in accordance with Section 16(a).

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended March 31, 1998, its officers, directors and greater than 10% shareholders complied with all filing requirements applicable to such persons with the exception of the following report. Mr. Abe LaLande, the Company's former Vice President Hardware Research and Development, inadvertently filed his Form 3 92 days late in connection with his appointment to said position.


                     FIVE-YEAR PERFORMANCE COMPARISON

     The following graph compares the cumulative total returns of the Company's Common Stock (1), the CRSP Total Return Index for The Nasdaq Stock Market (2), and the CRSP Nasdaq Computer & Data Processing Services Stock Index (2) over the five-year period ended March 31, 1998 assuming $100 was invested on April 1, 1993 with all dividends, if any, reinvested.


[Appearing at this point in this Proxy Statement is a graph plotting the information in the following table with "DOLLARS" listed on the vertical axis and the dates March 31, 1993, 1994, 1995, 1996, 1997 and 1998, respectively, listed across the horizontal axis. A separate line graph is plotted for each of Quality Systems, Inc., the Nasdaq Stock Market and The Nasdaq Computer & Data Processing Services Stocks.

                03/31/93  03/31/94  03/31/95  03/29/96   03/31/97  03/31/98
                --------  --------  --------  --------  ---------  --------
Quality Systems,
   Inc.            100       369       200     1,354        446       458

The Nasdaq Stock
  Market           100       108       120       163        181       275

The Nasdaq
  Computer & Data
  Processing
  Services Stocks  100       102       138       196        214       374]

(1) Information regarding the prices of the last trade of the Company's Common Stock on March 31, 1993 and 1994 was not readily available, and thus, the closing bid price on each of those dates which was published by The Nasdaq Stock Market was utilized to compute the total cumulative return for the Company's Common Stock for the period ended March 31, 1994. The last trade price of the Company's Common Stock on each of March 31, 1995, 1996, 1997 and 1998 was published by The Nasdaq Stock Market and, accordingly for the periods ended
    March 31, 1995, 1996, 1997 and 1998, the reported last trade price was utilized to compute the total cumulative return for the Company's Common Stock for the respective periods then ended.

(2) CRSP is the Center for Research in Securities Prices at the University of Chicago.


                          CERTAIN TRANSACTIONS

     In April 1995, the Company entered into a strategic relationship with Clinitec, a developer of electronic medical records software systems. In May 1995 as part of this relationship, the Company acquired a 25% equity interest in Clinitec by purchasing all of Clinitec's newly issued convertible preferred stock for $1.0 million in cash. In May 1996, the Company acquired the remaining 75% of Clinitec by purchasing 100% of the outstanding shares of Clinitec common stock directly from Clinitec's common stock shareholders for approximately $4.9 million in cash plus 309,846 shares of the Company's Common Stock. In connection with the May 1996 stock purchase transaction, Mr. Patrick Cline, a co-founder, President and Chairman of the Board of Clinitec, became a Director and Executive Vice President of the Company. In accordance with the terms of the May 1996 stock purchase transaction, each Clinitec common stock shareholder received a pro rata share of the cash and Common Stock paid by the Company determined by the number of shares of Clinitec common stock owned by each Clinitec common stock shareholder divided by the total number of outstanding shares of Clinitec common stock. As a result of the May 1996 stock purchase transaction, Mr. Cline received $1,703,600 in cash plus 107,825 shares of the Company's Common Stock for his shares of Clinitec common stock.

     On May 15, 1997, the Company acquired substantially all of the assets of MicroMed Healthcare Information Systems, Inc. ("MicroMed"), a developer and marketer of proprietary information systems utilizing a graphical user interface client/server platform for medical group practices, for $10.5 million. The purchase price consisted of an initial cash payment of $4.8 million paid upon the May 1997 closing of the transaction with an additional payment of $5.7 million paid on June 29, 1998. The additional payment consisted of $3.8 million in cash and 245,454 shares of the Company's Common Stock valued at $1.8 million, or $7.48 per share. The shares of Common Stock may not be sold or otherwise transferred in any manner until June 1999. In connection with the May 1997 asset purchase transaction, Mr. Stephen Puckett, a co-founder, President and Chairman of the Board of MicroMed, became Executive Vice President of the Company. On the closing date of the asset purchase transaction, Mr. Puckett had a 37.5% ownership interest in MicroMed.


          INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     While no grants have been made under the Company's 1998 Stock Option Plan to date, the following directors and executive officers of the Company are eligible to participate in such Plan and to receive option grants thereunder: Sheldon Razin, John Bowers, M.D., William Bowers, Patrick Cline, Janet Razin, Gordon Setran, Greg Flynn, Don Jackson, Robert McGraw, Donn Neufeld, Stephen Puckett and David Razin.


                     APPROVAL OF 1998 STOCK OPTION PLAN

                             (Proposal No. 2)

     On June 9, 1998 the Board of Directors ("Board") adopted, subject to the approval of the shareholders, the Company's 1998 Stock Option Plan ("Plan") to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates, as defined in the Plan, (the Company and its Affiliates being referred to collectively, for purposes of this discussion, as the "Company").

     The following is a general summary of the Plan which is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit A.

Types of Options

     Options granted under the Plan may be either "incentive stock options" (which qualify for special tax treatment under section 422 of the Internal Revenue Code of 1986, as amended ("Code")) or nonqualified options. Eligible employees may be granted either incentive stock options or nonqualified options while eligible consultants and eligible nonemployee directors may only be granted nonqualified options.

Eligibility for Participation

     Incentive stock options may be granted only to employees of the Company. Nonqualified stock options may be granted only to Company employees, directors or consultants. No person shall be eligible for the grant of an incentive stock option if, at the time of grant, such person owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such incentive stock option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant.

Exercise of Options

     The exercise price of any incentive stock option granted under the Plan may not be less than the fair market value of the shares of Common Stock underlying such option, determined as of the date of grant. The exercise price of nonqualified options may be more or less than, or equal to, the fair market value of the underlying Common Stock. The exercise price of an option may be paid in cash, through the delivery of other shares of Common Stock or through the delivery of a combination of such shares of Common Stock and cash. If any such shares of Common Stock to be delivered in payment of an exercise price were obtained through the previous exercise of any option granted under the Plan, such shares must have been held for at least six months prior to such delivery. The market value of a share of Common Stock on July 15, 1998, was $6.31, based on the last sale price of such stock on the Nasdaq National Market System and the market value of the Common Stock underlying options issuable under the Plan was $6.3 million.

Expiration of Options

     No option granted under the Plan may be made exercisable after the expiration of ten years from the date such option is granted. In addition, any option granted to a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its affiliated entities may not be made exercisable after the expiration of five years from the date the option is granted. In the event that an optionee's status as an employee, director or consultant is terminated either by the voluntary resignation by the optionee or for cause by the Company, all options granted to the optionee shall terminate immediately. In the event an optionee's status as a employee, director or consultant is terminated without cause by the Company, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date thirty (30) days after the termination of the optionee's continuous status as an employee, director or consultant (or such longer period specified in the option agreement), or (ii) the expiration of the term of the option as set forth in the option agreement. If the optionee does not exercise his or her option within the time specified in the option agreement, the option shall terminate. In the event an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's disability, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date three hundred sixty-five (365) days following such termination (or such longer period specified in the option agreement), or (ii) the expiration of the term of the option as set forth in the option agreement. In the event of the death of an optionee during, or within a period specified in the option after the termination of, the optionee's continuous status as an employee, director or consultant, the option may be exercised (to the extent the optionee was entitled to exercise the option at the date of death) by the optionee's estate, by a person who acquired the right to exercise the option by bequest or inheritance or by a person designated to exercise the option upon the optionee's death, but only within the period ending on the earlier of (i) the date three hundred sixty-five (365) days following the date of death (or such longer period specified in the option agreement), or (ii) the expiration of the term of such option as set forth in the option agreement. If, at the date of termination for any of the reasons set forth above, the optionee is not entitled to exercise his or her entire option or does not exercise any available portion of the option within the periods specified above as applicable, the shares covered by the unexercisable/unexercised portion of the option shall revert to and again become available for issuance under the Plan.

Cancellation and Regrant of Options

     The Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding options under the Plan, and/or
(ii) with the consent of the affected holders of options, the cancellation of any outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value in the case of an incentive stock option or, in the case of a ten percent (10%) shareholder, not less than one hundred ten percent (110%) of the fair market value of the underlying Common Stock in the case of an incentive stock option.

Adjustments Upon Changes in Stock

     Subject to any required action by shareholders, the number of shares which may be purchased upon the exercise of each outstanding option shall be proportionately increased or decreased upon the occurrence of any change, increase or decrease in the number and type of issued shares of Common Stock of the Company, without receipt of consideration by the Company, which change results from a stock split, stock dividend, merger, consolidation, reorganization, reincorporation, recapitalization, combination of shares, change in corporate structure or other like capital adjustment, so that upon the exercise of each option the holders of such options shall receive the number and type of securities which the holders would have received had the options been exercised on the date preceding such change, increase or decrease. In the event of any such adjustment, the exercise price for each share shall be likewise adjusted in inverse proportion to the increase or decrease in the number of shares purchasable. In the event of: (i) a dissolution, liquidation or sale of substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons then performing services as employees, directors or consultants, the time during which such options vest may, at the discretion of the Board, be immediately accelerated and the options terminated if not exercised prior to such event.

Limitation on Shares Available Under Stock Option Plan

     Subject to the provisions of the Plan concerning adjustments upon changes in stock, the stock that may be issued pursuant to options shall not exceed in the aggregate One Million (1,000,000) shares of the Company's Common Stock. If any option shall for any reason expire or otherwise terminates, in whole or in part, without having been exercised in full, the stock not acquired under such option shall revert to and again become available for issuance under the Plan.

Limitation on Grants to Eligible Employees

     There are statutory limits on the number of shares of Common Stock for which incentive stock options may be granted to certain employees in any calendar year. Currently, the aggregate fair market value of such shares (determined at the time the incentive stock option is granted) may not exceed $100,000 for all shares covered by incentive stock options awarded to certain employees which become exercisable for the first time in any calendar year.

Administration

     The Plan is administered by the Board. The Board has the power, subject to, and within the limitations of, the express provisions of the
Plan: (i) to determine from time to time which of the persons eligible under the Plan shall be granted options, when and how options shall be granted, whether an option will be an incentive stock option or a nonqualified stock option, the provisions of each option granted (which need not be identical) including the vesting schedule for the options, and the number of shares underlying such options to be granted to each such person; (ii) to construe and interpret the Plan and options granted under it; and, (iii) to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may (i) correct any defect, omission or inconsistency in the Plan or in any option agreement issued in connection with the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; (ii) amend the Plan; and (iii) generally, exercise such powers and to perform such acts as the Board deems necessary or advisable to promote the best interests of the Company. The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"), all of the members of which Committee shall be nonemployee Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

Amendments

     The Board at any time, and from time to time, may amend the Plan provided that the implementation of such amendment by the Company complies with all applicable law. The Board may in its sole discretion submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees, directors or consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith. Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted, and (ii) such person consents in writing to the amendment.

Term of Stock Option Plan

     The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2007, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No options may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

Nontransferability

     An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by that person and, subsequent to such lifetime, only by a permitted transferee. A nonqualified stock option granted to an optionee subject to
Section 16 of the Exchange Act on the date of grant shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by that person and, subsequent to such lifetime, only by a permitted transferee. A nonqualified stock option granted to an optionee who is not subject to Section 16 of the Exchange Act on the date of grant may not be transferable except by will or by the laws of descent and distribution, unless otherwise permitted by the Board, and shall be exercisable during the lifetime of the person to whom the option is granted only by that person and, subsequent to any permitted transfer, only by the transferee. The person to whom the option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee or in the case of a permitted transfer of a nonqualified stock option during the optionee's lifetime, shall thereafter be entitled to exercise the option.

Certain Federal Income Tax Consequences

     Incentive Stock Options. Upon the grant of an incentive stock option, the optionee will not recognize any taxable income and the Company will not be entitled to a tax deduction. Upon the exercise thereof while the optionee is employed by the Company or a subsidiary or within 3 months after termination of employment, the optionee will not recognize taxable income if certain holding period requirements under the Code are met; however, under certain circumstances, the excess of the fair market value of the shares of Common Stock acquired upon such exercise over the exercise price may be subject to the alternative minimum tax. If the shares of Common Stock acquired pursuant to the exercise of an incentive stock option are held for at least 2 years from the date of grant and at least 1 year from the date of exercise, the optionee's gain or loss upon a disposition of such shares of Common Stock will be a long-term capital gain or loss and the Company will not be entitled to any tax deduction. If such shares are disposed of prior to the expiration of these holding periods, the optionee will recognize ordinary income on certain amounts in excess of the option price and the Company will be entitled to a corresponding tax deduction.

     Nonqualified options. Upon the grant of a nonqualified option, the optionee will not recognize any taxable income. Upon the exercise thereof, the optionee will recognize taxable income in an amount equal to the difference between (i) the fair market value of the shares of Common Stock acquired upon such exercise, and (ii) the exercise price. At that time, the Company will be entitled to a corresponding tax deduction. Upon a subsequent disposition of shares of Common Stock acquired upon the exercise of a nonqualified option, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of such shares.

New Plan Benefits

     As stated above, the Board has the authority to determine the amounts, terms and grant dates of options to be granted to eligible employees, directors and consultants under the Plan. To date, no such determinations have been made and, as a result, it is not possible to state such information. Since no options were granted under the 1989 Stock Option Plan to the officers and directors of the Company (except for the replacement of existing options) during the fiscal year ended March 31, 1998, no determination can be made concerning benefits which would have been received by such individuals had the Plan been in place during such period. To date, no options have been granted under the Plan.

     The Company estimates that approximately 225 employees as well as its six directors will be eligible to participate in the Plan.

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal to approve the Plan is required to approve the Plan.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE PLAN. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE PLAN UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.


               RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

                            (Proposal No. 3)

     The Board of Directors of the Company appointed the firm of Deloitte & Touche LLP as its independent public accountants for the fiscal year ended March 31, 1998. The Board of Directors of the Company has also appointed Deloitte & Touche LLP to serve again as the Company's independent public accountants for the fiscal year ending March 31, 1999, subject to ratification by the holders of a majority of the shares represented either in person or proxy at the Annual Meeting. In the event that the shareholders do not ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants, the selection of another independent public accounting firm will be considered by the Board of Directors.

     Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions. The representatives of Deloitte & Touche LLP also will have the opportunity to make a formal statement, if they so desire.


                             ANNUAL REPORT

     The Company's Annual Report containing audited financial statements for the fiscal years ended March 31, 1998 and 1997 accompanies this Proxy Statement but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.


                        PROPOSALS OF SHAREHOLDERS

     Pursuant to Regulation 14a-8 of the Securities and Exchange Commission, proposals by shareholders which are intended for inclusion in the Company's proxy statement and proxy and to be presented at the Company's next Annual Meeting must be received by the Company by March 30, 1999, in order to be considered for inclusion in the Company's proxy materials. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing shareholder proposals. For all other proposals by shareholders to be timely, a Shareholders' Notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than sixty days nor more than one hundred twenty days prior to the scheduled Annual Meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy days notice or a prior public disclosure of the date of the scheduled Annual Meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled Annual Meeting was mailed or the day on which such public disclosure was made.

                             OTHER MATTERS

     The Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented properly for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holder.

                                   By Order of the Board of Directors,


                                          QUALITY SYSTEMS, INC.



                                          /s/ Janet M. Razin
                                          Janet M. Razin
                                          Vice President and
                                          Corporate Secretary

Tustin, California
July 28, 1998



SHAREHOLDERS MAY OBTAIN FREE OF CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998, (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING
TO: INVESTOR RELATIONS, QUALITY SYSTEMS, INC., 17822 EAST 17TH STREET, SUITE 210, TUSTIN, CALIFORNIA 92780 OR CALL (714) 731-7171.

                                                                 Exhibit A
                           QUALITY SYSTEMS, INC.

                           1998 STOCK OPTION PLAN


NOTICE:  QUALIFIED OPTIONS UNDER THIS PLAN BEAR RESTRICTIONS GOVERNED BY
SECTION 422 OF THE INTERNAL REVENUE CODE. PLAN PARTICIPANTS ARE URGED TO READ SECTION 422 AND TO UNDERSTAND THE RESTRICTIONS CONTAINED THEREIN. NOT ALL SECTION 422 RESTRICTIONS ARE REFERENCED IN THIS PLAN. OPTIONS GRANTED HEREUNDER MAY BEAR RESTRICTIONS IMPOSED BY FEDERAL AND STATE SECURITIES LAWS. PLAN PARTICIPANTS ARE URGED TO CONSULT WITH THEIR TAX AND LEGAL ADVISORS CONCERNING THE NATURE AND RESTRICTIONS UPON THE OPTIONS GOVERNED HEREBY.


1.     Purposes.

     (a) The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants of the Company and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of Incentive Stock Options and Nonstatutory Stock Options, as defined below.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants of the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to Section 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a certificate or certificates will be issued for shares purchased on exercise of such Options.

2.  Definitions.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with Section 3(c) of the Plan.

     (e)  "Company" means Quality Systems, Inc., a California corporation.

     (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed three (3) months, unless reemployment upon the expiration of such leave is guaranteed by contract, Company policies or statute; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (h)  "Director" means a member of the Board.

     (i) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange on the day the Option is granted, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the closing bid and asked prices for the Common Stock on the day the Option is granted, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (m)  "Non-Employee Director" shall mean a Director who:

          (i) Is not currently an officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company;

          (ii) Does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the Exchange Act;

          (iii) Does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of the Exchange Act; and

          (iv) Is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of the Exchange Act.

     (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (p)  "Option" means a stock option granted pursuant to the Plan.

     (q) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (r) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

     (s) "Participant" means an Employee, Director or Consultant who is granted Options.

     (t)  "Plan" means this 1998 Stock Option Plan.

     (u) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (v)  "Securities Act" means the Securities Act of 1933, as amended.

3.  Administration.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how Options shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option, the provisions of each Option granted (which need not be identical), including the vesting schedule for the Options, and the number of shares underlying such Options to be granted to each such person;

          (ii)	  To construe and interpret the Plan and Options granted under it, and to establish amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

          (iii)	  To amend the Plan as provided in Section 12; and

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or advisable to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"), all of the members of which Committee shall be Non-Employee Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.  Shares Subject to the Plan.

     Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate One Million (1,000,000) shares of the Company's Common Stock. If any Option shall for any reason expire or otherwise terminates, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

5.  Eligibility.

     (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

     (b) A Director shall be eligible for the benefits of the Plan provided that such Director's participation conforms to the requirements of Rule 16b-3, if applicable.

     (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such

Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant.

6.  Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a)  Term.  No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted. In addition, any option granted to a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate may not be made exercisable after the expiration of five (5) years from the date the Option is granted.

     (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, the exercise price of any Incentive Stock Option granted hereunder to any stockholder possessing at least 10% of the total combined voting power of all classes of stock of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, by delivering to the Company other shares of Common Stock of the Company (provided that the shares have been held for the period required to avoid a charge to the Company's reported earnings),
(iii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, by delivering to the Company all or any part of an Option granted under this Plan for a cashless exercise (provided that such cashless exchange will not result in a charge to the Company's reported earnings), or (iv) by tendering any other form of legal consideration that may be acceptable to the Board.

     (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option granted to an Optionee subject to Section 16 of the Exchange Act on the date of grant shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option granted to an Optionee who is not subject to Section 16 of the Exchange Act on the date of grant may not be transferable except by will or by the laws of descent and distribution, unless otherwise permitted by the Board, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or, subsequent to any permitted transfer, only by a permitted transferee. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee or in the case of a permitted transfer of a Nonstatutory Stock Option during the Optionee's lifetime, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) Termination of Employment or Relationship as a Director or Consultant Other than by Disability or Death. In the event that an Optionee's Continuous Status as an Employee, Director or Consultant is terminated either by the voluntary resignation by the Optionee or for cause by the Company, all Options granted to the Optionee shall terminate immediately. In the event an Optionee's Continuous Status as an Employee, Director or Consultant is terminated without cause by the Company, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date thirty (30) days after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer period specified in the Option Agreement), or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option or the Option terminated as specified above, the shares covered by the unexercisable portion of the Option or terminated Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of
(i) the date three hundred sixty-five (365) days following such termination (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to Section 6(d), but only within the period ending on the earlier of (i) the date three hundred sixty-five (365) days following the date of death (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.  Cancellation and Regrant of Option.

     The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan, and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a ten percent (10%) stockholder (as described in Section 5(c)) not less than one hundred ten percent (110%) of the Fair Market Value in the case of an Incentive Stock Option.

8.  Covenants of the Company.

     (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock which would be issuable under such outstanding Options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Options or any stock issued or issuable pursuant to any such Options. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.  Use of Proceeds from Stock.

     Proceeds from the sale of Common Stock upon exercise of the Options shall constitute general funds of the Company.

10.  Miscellaneous.

    (a) Neither an Optionee nor any person to whom an Option is transferred under Section 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     (b) Nothing in the Plan or any Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or other holder of Options with or without cause.

     (c) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are granted are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (d) The Company may require any person to whom an Option is granted, or any person to whom an Option is transferred under Section 6(d), as a condition of exercising any Option, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

    (e) To the extent provided by the terms of an Option Agreement, the person to whom an Option is granted may, at the discretion of the Board, satisfy any mandatory federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means or by a combination of such means: (1) tendering cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Option provided that such arrangement will not result in a charge to the Company's reported earnings; or (3) delivering to the Company owned and unencumbered shares of the Common

Stock of the Company that have been held for the period required to avoid a charge to the Company's reported earnings. The exercise of the Option may be conditioned upon the receipt by the Company of satisfactory evidence of the Participant's satisfaction of any withholding obligations.

11.  Adjustments Upon Changes in Stock.

     (a) Subject to any required action by stockholders, the number of shares which may be purchased upon the exercise of each outstanding Option shall be proportionately increased or decreased upon the occurrence of any change, increase or decrease in the number and type of issued shares of Common Stock of the Company, without receipt of consideration by the Company, which change results from a stock split, stock dividend, merger, consolidation, reorganization, reincorporation, recapitalization, combination of shares, change in corporate structure or other like capital adjustment, so that upon the exercise of each Option the holders of such Options shall receive the number and type of securities which the holders would have received had the Options been exercised on the date preceding such change, increase or decrease. In the event of any such adjustment, the exercise price for each share shall be likewise adjusted in inverse proportion to the increase or decrease in the number of shares purchasable.

     (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which such Options vest may, at the discretion of the Board, be accelerated and the Options terminated if not exercised prior to such event.

12.  Amendment of the Plan.

     (a) The Board at any time, and from time to time, may amend the Plan provided that the implementation of such amendment by the Company complies with all applicable law.

     (b) The Board may in its sole discretion submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted, and (ii) such person consents in writing.

13.  Termination or Suspension of the Plan.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2007, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

14.  Effective Date of Plan.

     The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.  Financial Information.

     The Company will provide to each Optionee financial statements of the Company at least annually in accordance with Section 260.140.46 of Title 10 of the California Code of Regulations.

PROXY
-----
                             QUALITY SYSTEMS, INC.
                       1998 ANNUAL MEETING OF SHAREHOLDERS
                              SEPTEMBER 9, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sheldon Razin and Janet Razin, and each of them, individually, as attorneys and proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of Quality Systems, Inc. which the undersigned is entitled to vote at the Quality Systems, Inc. Annual Meeting of Shareholders to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Wednesday, September 9, 1998, at 2:30 P.M. Pacific Time, or at any adjournment thereof.

1.  ELECTION OF DIRECTORS

    / / FOR all nominees listed below (except as marked to the contrary below)

    / / WITHHOLD AUTHORITY to vote for all nominees listed below

             Sheldon Razin, John Bowers, M.D., William Bowers,
               Patrick Cline, Janet Razin and Gordon Setran.

(INSTRUCTION:  To withhold authority to vote for any nominee, write the nominee's name in the space provided below.)


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2.  Approve and adopt the 1998 Stock Option Plan.

            / / FOR          / / AGAINST          / / ABSTAIN

3. Ratification of selection of Deloitte & Touche LLP as the Company's Independent Public Accountants.

           / / FOR          / / AGAINST          / / ABSTAIN

4. In their discretion, upon other business which properly comes before the Meeting or any adjournment thereof.

    IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY.
                       (Continued on the reverse side)

                        (continued from other side)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THE REVERSE SIDE OF THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND "FOR" PROPOSALS 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.


Dated:                    , 1998
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                                   ----------------------------------------
                                           (Signature of Shareholder)

                                   ----------------------------------------

                                   Please sign your name exactly as it
                                   appears hereon.  Executors,
                                   administrators, guardians, officers of
                                   corporations, and others signing in a
                                   fiduciary capacity, should state their
                                   full titles as such.  WHETHER OR NOT YOU
                                   PLAN TO ATTEND THE MEETING, YOU ARE
                                   URGED TO SIGN AND RETURN THIS PROXY,
                                   WHICH MAY BE REVOKED AT ANY TIME PRIOR
                                   TO ITS USE.